QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
EnLink Midstream GP, LLC:

        We consent to the incorporation by reference in the registration statement (No. 333-229806) on Form S-3 of EnLink Midstream, LLC and EnLink Midstream Partners, LP of our report dated February, 20, 2019, with respect to the consolidated balance sheets of EnLink Midstream Partners, LP and subsidiaries as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive income (loss), changes in partners' equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2018, incorporated by reference and to the reference to our firm under the heading "Experts" in the prospectus.

        Our report contains an explanatory paragraph that refers to a change in the method of accounting for revenue recognition in 2018.

/s/ KPMG LLP

Dallas, Texas
April 4, 2019

QuickLinks

  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm